Exhibit 10.2

Execution Version

April 12, 2024

Tether Investments Limited

[*******]

Re: Convertible Note Side Letter

Dear Sir:

Reference is made to that certain Note Purchase Agreement, dated as of April 12, 2024 (as amended from time to time, the “Note Purchase Agreement”), by and among Satellogic Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), Nettar Group Inc., a BVI business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company (the “Borrower”), the Holder Representative (as defined therein) and the purchasers party thereto, including the undersigned purchaser (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Note Purchase Agreement.

Subject to the terms and conditions of the Note Purchase Agreement, the Purchaser has agreed to purchase from the Borrower certain floating rate secured convertible promissory notes (the “Notes”). As a condition to the issuance and sale of the Notes, the Borrower and the Company have agreed to enter into this letter agreement (this “Letter Agreement”) with the Purchaser.

In consideration for entering into the Note Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Pre-Emptive Rights.

(a)

For so long as the Purchaser holds Notes, if at any time the Company grants, issues or sells any Class A Ordinary Shares or other equity securities or equity interests in the Company, or options, convertible securities, warrants or other rights to purchase Class A Ordinary Shares or other equity securities (other than issuances under the Company’s incentive-compensation plans) (each “New Securities”), the Purchaser shall be entitled to acquire, upon the same terms and at the same price to be paid by any other holders of equity securities, a pro rata portion of the New Securities;

(b)

The Purchaser’s pro rata portion of the New Securities shall be a percentage equal to the percentage of the total outstanding Class A Ordinary Shares the Purchaser would acquire if the Purchaser converted all of the Notes held by the Purchaser immediately before giving effect to the issuance of the New Securities.

(c)

Notwithstanding the foregoing, the rights set forth in this Section 1 shall not apply to any transaction constituting a “Change of Control” under the Notes or any exercise, conversion or exchange of an equity or debt interest in the Company outstanding as of the date hereof or issued after the date hereof.

(d)

In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such Offering). Each Purchaser shall have ten (10) Business Days from the date of receipt of such a notice (the “Response Period”) to notify the Company in writing that it intends to exercise its rights provided in this Section 1 and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 1(b). The closing of the Offering shall not take place until the expiration of the Response Period. The failure of the Purchaser to respond within the Response Period shall be deemed to be a waiver of the Purchaser’s rights under this Section 1 only with respect to the Offering described in the applicable notice.

2.	Binding Effect. The terms of this Letter Agreement shall be binding upon the parties hereto upon the Purchaser’s execution and delivery of a counterpart signature page to the Note Purchase Agreement.

3.

Amendment and Waiver. The terms of this Letter Agreement may not be amended or waived except in writing by the Company and the Purchaser. No failure by the Company or the Purchaser to insist upon the strict performance of any covenant, duty, agreement or condition of this Letter Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

4.	Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns.

5.	Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.

Further Assurances. The Company and the Purchaser shall take any and all such actions and execute and deliver any and all such instruments and other documents as reasonably requested in order to effect the purpose of this Letter Agreement.

7.

Counterparts. This Letter Agreement may be executed in any number of counterparts (including by means of signature pages sent by facsimile or other electronic means), all of which together shall constitute a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SATELLOGIC INC.

By:
Name:
Title:

NETTAR GROUP INC.

By:
Name:
Title:

TETHER INVESTMENTS LIMITED

By:
Name:
Title:

[Signature Page to Satellogic Inc. Letter Agreement]